DOCUSIGN, INC.
Exhibit 99.1

DocuSign Announces Third Quarter Fiscal 2023 Financial Results

San Francisco – December 8, 2022 – DocuSign, Inc. (NASDAQ: DOCU), which offers the world’s #1 e-signature product as part of its industry leading lineup, today announced results for its fiscal quarter ended October 31, 2022.

“We delivered solid third quarter results, and are pleased with the continued progress against our critical priorities”, said Allan Thygesen, CEO of DocuSign. “DocuSign is the pioneer and leader in eSignature. This gives us a strong foundation to create and deliver a delightful and differentiated workflow experience, making agreements smarter and easier for companies of all sizes. I look forward to continuing to advance our business, as we both innovate and operate at scale to deliver value for all of our stakeholders.”

Third Quarter Financial Highlights

▪Total revenue was $645.5 million, an increase of 18% year-over-year. Subscription revenue was $624.1 million, an increase of 18% year-over-year. Professional services and other revenue was $21.4 million, an increase of 27% year-over-year.
▪Billings were $659.4 million, an increase of 17% year-over-year.
▪GAAP gross margin was 80% compared to 79% in the same period last year. Non-GAAP gross margin was 83% compared to 82% in the same period last year.
▪GAAP net loss per basic and diluted share was $0.15 on 201 million shares outstanding compared to $0.03 on 198 million shares outstanding in the same period last year.
▪Non-GAAP net income per diluted share was $0.57 on 206 million shares outstanding compared to $0.58 on 208 million shares outstanding in the same period last year.
▪Net cash provided by operating activities was $52.5 million compared to $105.4 million in the same period last year.
▪Free cash flow was $36.1 million compared to $90.0 million in the same period last year.
▪Cash, cash equivalents, restricted cash and investments were $1.1 billion at the end of the quarter.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

Operational and Other Financial Highlights:

•2022 Gartner Magic Quadrant Leader. For the third year in a row, DocuSign was named a Leader in the 2022 Magic Quadrant for CLM research report by Gartner, Inc. This year, DocuSign was placed highest among the 18 vendors evaluated on the "ability to execute" axis, and highly on the "completeness of vision" axis.

•DocuSign Agreement Cloud 2022 Product Release 3. DocuSign announced many new product capabilities with highlights in the following areas:

◦DocuSign eSignature. Introduced Elastic Signing, which enables organizations to deliver a personalized signing experience that is fast and seamless. Organizations can provide a fully customizable UI across their websites and mobile apps, display content based on conditional logic, and let users sign with the click of a button for a digital-first experience that drives higher completion.
◦Enhanced workflows within Microsoft Applications. DocuSign announced enhancement to eSignature for Microsoft Teams, allowing users to send and sign agreements natively, within Microsoft Teams. DocuSign also announced eSignature enhancements utilizing Microsoft Power Automate and Microsoft SharePoint.
◦DocuSign CLM. Introduced enhancements to the document review experience within CLM Essentials with a more accessible and user-friendly interface. Other enhancements include a new process reporting feature for CLM Essentials and improved insights regarding contract renewals and notice periods.
◦DocuSign Notary. Digital certificates for DocuSign Notary provides new users with digital certificates to attach to each notarial transaction, meeting or exceeding digital certificates requirements for all states.

DOCUSIGN, INC.
Notaries public will be able to onboard significantly faster than with third-party certificate authorities as well as save on certificate fees.

Outlook

The company currently expects the following guidance:

▪Quarter ending January 31, 2023 (in millions, except percentages):

Total revenue	$637	to	$641
Subscription revenue	$624	to	$628
Billings	$705	to	$715
Non-GAAP gross margin	82%	to	83%
Non-GAAP operating margin	20%	to	22%
Non-GAAP diluted weighted-average shares outstanding	205	to	210

▪Year ending January 31, 2023 (in millions, except percentages):

Total revenue	$2,493	to	$2,497
Subscription revenue	$2,423	to	$2,427
Billings	$2,626	to	$2,636
Non-GAAP gross margin	81%	to	82%
Non-GAAP operating margin	18%	to	20%
Non-GAAP diluted weighted-average shares outstanding	205	to	210

The company has not reconciled its guidance of non-GAAP financial measures to the corresponding GAAP measures because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation has not been provided.

DOCUSIGN, INC.
Webcast Conference Call Information

The company will host a conference call on December 8, 2022 at 1:30 p.m. PT (4:30 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the DocuSign Investor Relations website at investor.docusign.com. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (ET) December 22, 2022 using the passcode 13734316.

About DocuSign

DocuSign helps organizations connect and automate how they navigate their systems of agreement. As part of its industry leading product lineup, DocuSign offers eSignature, the world's #1 way to sign electronically on practically any device, from almost anywhere, at any time. Today, over 1.3 million customers and more than a billion users in over 180 countries use the DocuSign platform to accelerate the process of doing business and simplify people's lives. For more information visit http://www.docusign.com

Copyright 2022. DocuSign, Inc. is the owner of DOCUSIGN® and all its other marks (www.docusign.com/IP).

Investor Relations:
DocuSign Investor Relations
investors@docusign.com

Media Relations:
DocuSign Corporate Communications
media@docusign.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management's beliefs and assumptions and on information currently available to management, and which statements involve substantial risk and uncertainties. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, among other things, statements under “Outlook” above and any other statements about expected financial metrics, such as revenue, billings, non-GAAP gross margin, non-GAAP diluted weighted-average shares outstanding, and non-financial metrics, such as customer growth, as well as statements related to our expectations regarding our growth. They also include statements about our future operating results and financial position, our business strategy and plans, market growth and trends, and our objectives for future operations. These statements are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

These risks and uncertainties include, among other things, risks related to our expectations regarding global macro-economic conditions, including the effects of inflation, rising and fluctuating interest rates and market volatility on the global economy; our ability to estimate the size and growth of our total addressable market, and the development of the market for our products, which is new and evolving; our ability to effectively sustain and manage our growth and future expenses, achieve and maintain future profitability, attract new customers and maintain and expand our existing customer base; our ability to effectively implement and execute our restructuring plan; the impact of the coronavirus pandemic (the “COVID-19 pandemic”) or its abatement, on our business, results of operations, financial condition, and future profitability and growth; the impact of the evolving COVID-19 pandemic on the businesses of our customers, partners and suppliers, and the economy; our ability to scale and update our platform to respond to customers’ needs and rapid technological change; the effects of increased competition in our market and our ability to compete effectively; our ability to expand use cases within existing customers and vertical solutions; our ability to expand our operations and increase adoption of our platform internationally; our ability to strengthen and foster our relationships with developers; our ability to expand our direct sales force, customer success team and strategic partnerships around the world; the impact of any data breaches, cyberattacks or other malicious activity on our technology systems; our ability to identify targets for and execute potential acquisitions; our ability to successfully integrate the operations of businesses we may acquire, and to realize the anticipated benefits of such acquisitions; our ability to maintain, protect and enhance our brand; the sufficiency of our cash, cash equivalents and capital resources to satisfy our liquidity needs; limitations on us due to obligations we have under our credit facility or other indebtedness; our failure or the failure of our software to comply with applicable industry standards, laws and regulations; our ability to maintain, protect and enhance our intellectual property; our ability to successfully defend litigation against us; our ability to attract large organizations as users; our ability to maintain our corporate culture; our ability to offer high-quality customer support; our ability to hire,

DOCUSIGN, INC.
retain and motivate qualified personnel, including executive level management; our ability to successfully manage and integrate executive management transitions; uncertainties regarding the impact of general economic and market conditions, including as a result of regional and global conflicts or related government sanctions; our ability to successfully implement and maintain new and existing information technology systems, including our ERP system; and our ability to maintain proper and effective internal controls. Additional risks and uncertainties that could affect our financial results are included in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended January 31, 2022 filed on March 25, 2022, our quarterly report on Form 10-Q for the quarter ended October 31, 2022, which we expect to file on December 8, 2022 with the Securities and Exchange Commission (the “SEC”), and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We present these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, these non-GAAP measures are not intended to be considered in isolation from, a substitute for, or superior to our GAAP results.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs, acquisition-related expenses, fair value adjustments to strategic investments, executive transition costs, lease-related impairment and lease-related charges, restructuring and other related charges, as these costs are not reflective of ongoing operations and, as applicable, other special items. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods. In addition to these exclusions, we subtract an assumed provision for income taxes to calculate non-GAAP net income. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2023, we determined the projected non-GAAP tax rate to be 20% tax rate.

Free cash flow: We define free cash flow as net cash provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We believe billings is a key metric to measure our periodic performance. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

DOCUSIGN, INC.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below. In this press release, we have not reconciled our guidance of non-GAAP financial measures to the corresponding GAAP measures because stock-based compensation expense cannot be reasonably calculated or predicted at this time.

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2022	2021	2022	2021
Revenue:
Subscription	$624,055	$528,573	$1,798,500	$1,473,266
Professional services and other	21,408	16,890	57,839	53,119
Total revenue	645,463	545,463	1,856,339	1,526,385
Cost of revenue:
Subscription	102,524	84,579	315,614	247,105
Professional services and other	27,018	31,396	83,048	87,892
Total cost of revenue	129,542	115,975	398,662	334,997
Gross profit	515,921	429,488	1,457,677	1,191,388
Operating expenses:
Sales and marketing	313,783	275,619	938,062	777,110
Research and development	115,934	102,603	354,693	282,670
General and administrative	85,553	54,624	224,587	168,314
Restructuring and other related charges	28,082	—	28,082	—
Total operating expenses	543,352	432,846	1,545,424	1,228,094
Loss from operations	(27,431)	(3,358)	(87,747)	(36,706)
Interest expense	(1,456)	(1,485)	(4,737)	(4,826)
Interest income and other income (expense), net	820	(940)	(2,827)	4,034
Loss before provision for (benefit from) income taxes	(28,067)	(5,783)	(95,311)	(37,498)
Provision for (benefit from) income taxes	1,799	(107)	7,006	2,033
Net loss	$(29,866)	$(5,676)	$(102,317)	$(39,531)
Net loss per share attributable to common stockholders, basic and diluted	$(0.15)	$(0.03)	$(0.51)	$(0.20)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	201,393	197,597	200,569	195,996

Stock-based compensation expense included in costs and expenses
Cost of revenue—subscription	$11,665	$8,095	$35,272	$21,652
Cost of revenue—professional services and other	6,767	7,270	18,327	19,250
Sales and marketing	57,925	49,663	166,574	134,720
Research and development	35,506	30,074	108,689	76,811
General and administrative	23,384	14,338	58,314	38,103
Restructuring and other related charges	5,590	—	5,590	—

DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	October 31, 2022	January 31, 2022
Assets
Current assets
Cash and cash equivalents	$632,620	$509,059
Investments—current	342,730	293,763
Accounts receivable, net	422,612	440,950
Contract assets—current	13,609	12,588
Prepaid expenses and other current assets	68,814	63,236
Total current assets	1,480,385	1,319,596
Investments—noncurrent	129,783	94,938
Property and equipment, net	196,127	184,664
Operating lease right-of-use assets	92,155	126,021
Goodwill	352,423	355,058
Intangible assets, net	75,232	98,816
Deferred contract acquisition costs—noncurrent	329,958	311,835
Other assets—noncurrent	75,521	50,337
Total assets	$2,731,584	$2,541,265
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$47,176	$52,804
Accrued expenses and other current liabilities	96,227	91,377
Accrued compensation	146,297	160,163
Convertible senior notes—current	36,921	—
Contract liabilities—current	1,088,197	1,029,891
Operating lease liabilities—current	34,713	37,404
Total current liabilities	1,449,531	1,371,639
Convertible senior notes, net—noncurrent	684,861	718,487
Contract liabilities—noncurrent	15,242	16,725
Operating lease liabilities—noncurrent	81,237	126,340
Deferred tax liability—noncurrent	10,400	9,316
Other liabilities—noncurrent	21,807	23,255
Total liabilities	2,263,078	2,265,762
Stockholders’ equity
Common stock	20	20
Treasury stock	(1,785)	(1,532)
Additional paid-in capital	2,108,062	1,720,013
Accumulated other comprehensive loss	(34,244)	(4,809)
Accumulated deficit	(1,603,547)	(1,438,189)
Total stockholders’ equity	468,506	275,503
Total liabilities and stockholders' equity	$2,731,584	$2,541,265

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2022	2021	2022	2021
Cash flows from operating activities:
Net loss	$(29,866)	$(5,676)	$(102,317)	$(39,531)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	21,532	20,166	63,976	61,163
Amortization of deferred contract acquisition and fulfillment costs	44,806	37,283	134,381	100,759
Amortization of debt discount and transaction costs	1,243	1,255	3,725	3,848
Non-cash operating lease costs	7,002	6,527	20,468	20,176
Stock-based compensation expense	140,835	109,441	392,765	290,536
Deferred income taxes	(23)	(1,110)	3,045	(2,360)
Other	5,441	3,159	13,540	5,598
Changes in operating assets and liabilities:
Accounts receivable	(83,084)	(20,869)	18,338	17,969
Prepaid expenses and other current assets	8,435	(2,523)	(7,593)	(12,890)
Deferred contract acquisition and fulfillment costs	(53,305)	(52,528)	(161,620)	(147,946)
Other assets	(8,452)	(7,434)	(15,707)	(11,290)
Accounts payable	2,948	16,146	(1,739)	6,703
Accrued expenses and other liabilities	(2,094)	(5,136)	873	11,886
Accrued compensation	(1,808)	(9,734)	(15,827)	(22,781)
Contract liabilities	15,010	24,423	56,824	161,047
Operating lease liabilities	(16,083)	(7,979)	(33,430)	(24,212)
Net cash provided by operating activities	52,537	105,411	369,702	418,675
Cash flows from investing activities:
Cash paid for acquisition, net of acquired cash	—	—	—	(6,388)
Purchases of marketable securities	(105,956)	(117,134)	(402,249)	(302,762)
Sales of marketable securities	—	68	—	3,070
Maturities of marketable securities	121,590	79,900	311,769	193,071
Purchases of strategic and other investments	(1,000)	(250)	(3,625)	(750)
Purchases of property and equipment	(16,477)	(15,392)	(53,590)	(43,926)
Net cash used in investing activities	(1,843)	(52,808)	(147,695)	(157,685)
Cash flows from financing activities:
Repayments of convertible senior notes	—	(3,121)	(16)	(64,835)
Repurchases of common stock	(38,034)	—	(63,041)	—
Payment of tax withholding obligation on net RSU settlement and ESPP purchase	(23,263)	(94,534)	(67,120)	(323,109)
Proceeds from exercise of stock options	383	9,358	11,009	21,176
Proceeds from employee stock purchase plan	12,375	22,910	36,526	46,077
Net cash used in financing activities	(48,539)	(65,387)	(82,642)	(320,691)
Effect of foreign exchange on cash, cash equivalents and restricted cash	(6,612)	(1,909)	(14,652)	(2,472)
Net increase (decrease) in cash, cash equivalents and restricted cash	(4,457)	(14,693)	124,713	(62,173)
Cash, cash equivalents and restricted cash at beginning of period (1)	638,849	518,857	509,679	566,336
Cash, cash equivalents and restricted cash at end of period (1)	$634,392	$504,164	$634,392	$504,163
(1) Cash, cash equivalents and restricted cash included restricted cash of $1.8 million and $0.6 million at October 31, 2022 and January 31, 2022.

DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit and gross margin:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2022	2021	2022	2021
GAAP gross profit	$515,921	$429,488	$1,457,677	$1,191,388
Add: Stock-based compensation	18,432	15,365	53,599	40,902
Add: Amortization of acquisition-related intangibles	2,425	2,766	7,232	9,266
Add: Employer payroll tax on employee stock transactions	471	1,800	1,792	6,695
Add: Lease-related impairment and lease-related charges	413	—	678	—
Non-GAAP gross profit	$537,662	$449,419	$1,520,978	$1,248,251
GAAP gross margin	80%	79%	79%	78%
Non-GAAP adjustments	3%	3%	3%	4%
Non-GAAP gross margin	83%	82%	82%	82%

GAAP subscription gross profit	$521,531	$443,994	$1,482,886	$1,226,161
Add: Stock-based compensation	11,665	8,095	35,272	21,652
Add: Amortization of acquisition-related intangibles	2,425	2,766	7,232	9,266
Add: Employer payroll tax on employee stock transactions	310	873	1,150	3,286
Add: Lease-related impairment and lease-related charges	127	—	321	—
Non-GAAP subscription gross profit	$536,058	$455,728	$1,526,861	$1,260,365
GAAP subscription gross margin	84%	84%	82%	83%
Non-GAAP adjustments	2%	2%	3%	3%
Non-GAAP subscription gross margin	86%	86%	85%	86%

GAAP professional services and other gross loss	$(5,610)	$(14,506)	$(25,209)	$(34,773)
Add: Stock-based compensation	6,767	7,270	18,327	19,250
Add: Employer payroll tax on employee stock transactions	161	927	642	3,409
Add: Lease-related impairment and lease-related charges	286	—	357	—
Non-GAAP professional services and other gross profit (loss)	$1,604	$(6,309)	$(5,883)	$(12,114)
GAAP professional services and other gross margin	(26)%	(86)%	(44)%	(65)%
Non-GAAP adjustments	33%	49%	34%	42%
Non-GAAP professional services and other gross margin	7%	(37)%	(10)%	(23)%

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Reconciliation of operating expenses:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2022	2021	2022	2021
GAAP sales and marketing	$313,783	$275,619	$938,062	$777,110
Less: Stock-based compensation	(57,925)	(49,663)	(166,574)	(134,720)
Less: Amortization of acquisition-related intangibles	(2,688)	(3,205)	(8,522)	(9,896)
Less: Employer payroll tax on employee stock transactions	(1,277)	(5,184)	(5,250)	(17,668)
Less: Lease-related impairment and lease-related charges	(1,467)	—	(2,353)	—
Non-GAAP sales and marketing	$250,426	$217,567	$755,363	$614,826
GAAP sales and marketing as a percentage of revenue	49%	51%	51%	51%
Non-GAAP sales and marketing as a percentage of revenue	39%	40%	41%	40%

GAAP research and development	$115,934	$102,603	$354,693	$282,670
Less: Stock-based compensation	(35,506)	(30,074)	(108,689)	(76,811)
Less: Employer payroll tax on employee stock transactions	(608)	(2,316)	(3,009)	(9,244)
Less: Lease-related impairment and lease-related charges	(434)	—	(819)	—
Non-GAAP research and development	$79,386	$70,213	$242,176	$196,615
GAAP research and development as a percentage of revenue	18%	19%	19%	19%
Non-GAAP research and development as a percentage of revenue	12%	13%	13%	13%

GAAP general and administrative	$85,553	$54,624	$224,587	$168,314
Less: Stock-based compensation	(23,384)	(14,338)	(58,314)	(38,103)
Less: Acquisition-related expenses	—	—	—	(387)
Less: Employer payroll tax on employee stock transactions	(180)	(804)	(926)	(4,365)
Less: Executive transition costs	(830)	—	(2,634)	—
Less: Lease-related impairment and lease-related charges	(363)	—	(655)	(3,892)
Non-GAAP general and administrative	$60,796	$39,482	$162,058	$121,567
GAAP general and administrative as a percentage of revenue	13%	9%	12%	10%
Non-GAAP general and administrative as a percentage of revenue	9%	7%	9%	8%

Reconciliation of income (loss) from operations and operating margin:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2022	2021	2022	2021
GAAP loss from operations	$(27,431)	$(3,358)	$(87,747)	$(36,706)
Add: Stock-based compensation	135,247	109,440	387,176	290,536
Add: Amortization of acquisition-related intangibles	5,113	5,971	15,754	19,162
Add: Employer payroll tax on employee stock transactions	2,536	10,104	10,977	37,972
Add: Acquisition-related expenses	—	—	—	387
Add: Restructuring and other related charges	28,082	—	28,082	—
Add: Executive transition costs	830	—	2,634	—
Add: Lease-related impairment and lease-related charges	2,677	—	4,505	3,892
Non-GAAP income from operations	$147,054	$122,157	$361,381	$315,243
GAAP operating margin	(4)%	(1)%	(5)%	(2)%
Non-GAAP adjustments	27%	23%	24%	23%
Non-GAAP operating margin	23%	22%	19%	21%

DOCUSIGN, INC.
Reconciliation of net income (loss) and net income (loss) per share, basic and diluted:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2022	2021	2022	2021
GAAP net loss	$(29,866)	$(5,676)	$(102,317)	$(39,531)
Add: Stock-based compensation	135,247	109,440	387,176	290,536
Add: Amortization of acquisition-related intangibles	5,113	5,971	15,754	19,162
Add: Employer payroll tax on employee stock transactions	2,536	10,104	10,977	37,972
Add: Amortization of debt discount and issuance costs	1,197	1,255	3,679	3,848
Less: Fair value adjustments to strategic investments	45	—	(384)	(5,270)
Add: Acquisition-related expenses	—	—	—	387
Add: Restructuring and other related charges	28,082	—	28,082	—
Add: Executive transition costs	830	—	2,634	—
Add: Lease-related impairment and lease-related charges	2,677	—	4,505	3,892
Add: Income tax effect of non-GAAP adjustments (1)	(27,733)	—	(64,416)	—
Non-GAAP net income	$118,128	$121,094	$285,690	$310,996

Numerator:
Non-GAAP net income	$118,128	$121,094	$285,690	$310,996
Add: Interest expense on convertible senior notes	46	(84)	75	12
Non-GAAP net income attributable to common stockholders, diluted	$118,174	$121,010	$285,765	$311,008

Denominator:
Weighted-average common shares outstanding, basic	201,393	197,597	200,569	195,996
Effect of dilutive securities	4,255	10,508	5,721	12,221
Non-GAAP weighted-average common shares outstanding, diluted	205,648	208,105	206,290	208,217

GAAP net loss per share, basic and diluted	$(0.15)	$(0.03)	$(0.51)	$(0.20)
Non-GAAP net income per share, basic	0.59	0.61	1.42	1.59
Non-GAAP net income per share, diluted	0.57	0.58	1.39	1.49
(1) Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%. Estimating a non-GAAP tax rate of 20%, the income tax effect of non-GAAP adjustments was $24.3 million for the three months ended October 31, 2021, and $60.6 million for the nine months ended October 31, 2021.

Computation of free cash flow:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2022	2021	2022	2021
Net cash provided by operating activities	$52,537	$105,411	$369,702	$418,675
Less: Purchases of property and equipment	(16,477)	(15,392)	(53,590)	(43,926)
Non-GAAP free cash flow	$36,060	$90,019	$316,112	$374,749
Net cash used in investing activities	$(1,843)	$(52,808)	$(147,695)	$(157,685)
Net cash used in financing activities	$(48,539)	$(65,387)	$(82,642)	$(320,691)

DOCUSIGN, INC.
Computation of billings:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2022	2021	2022	2021
Revenue	$645,463	$545,463	$1,856,339	$1,526,385
Add: Contract liabilities and refund liability, end of period	1,113,131	961,243	1,113,131	961,243
Less: Contract liabilities and refund liability, beginning of period	(1,094,939)	(939,826)	(1,049,106)	(800,940)
Add: Contract assets and unbilled accounts receivable, beginning of period	13,695	18,067	18,273	21,020
Less: Contract assets and unbilled accounts receivable, end of period	(17,945)	(19,708)	(17,945)	(19,708)
Non-GAAP billings	$659,405	$565,239	$1,920,692	$1,688,000